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                                                                   EXHIBIT 10.23



                          GUARANTY OF LEASE OBLIGATIONS

     THIS GUARANTY OF LEASE OBLIGATIONS (this "Guaranty") is made effective as of the 1st day of June, 1998, by Hallmark Entertainment, Inc., a Delaware corporation ("Guarantor") for the benefit of High Pointe I Development Group LLC, a Colorado limited liability company ("Landlord").

                                    RECITALS

     A. Guarantor is the majority shareholder of Hallmark Entertainment Network, Inc., a Delaware corporation ("Tenant").

     B. Tenant desires to enter into a lease with Landlord for certain Lease Premises more particularly described in that certain Lease between Tenant and Landlord of even date pertaining to the Building located at 6430 South Fiddler's Green Circle, Englewood, Colorado which is a part of the Project consisting of the land, building and parking structure and parking areas at such location known as High Pointe at Greenwood I (the "Lease").

     C. In order to induce Landlord to enter into the Lease with Tenant, which Landlord is unwilling to do without the further assurance that Guarantor shall be primarily liable for the performance of each and every one of the Obligations of Tenant under the Lease, Guarantor has agreed to guaranty such obligations of Tenant to Landlord.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, the premises contained herein and in the Lease, and for other good and valuable consideration, including, without limitation, the direct interest and advantage of Guarantor in the benefits to be received by Tenant under the Lease, Guarantor hereby covenants and agrees with Landlord for the benefit of Landlord as follows:

     1. GUARANTY. Subject to the terms and provisions hereof, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Landlord full and timely performance of all the covenants, agreements and obligations to be performed by Tenant under the Lease including, but not limited to, Tenant's obligation to pay the Rent payable under the Lease (the "Obligations").

     2. TERM. The term of this Guaranty shall commence on the date hereof and shall continue until such time as has occurred the complete and final performance of the Obligations.

     3. SEPARATE OBLIGATIONS. The Obligations of Guarantor under this Guaranty are independent of the obligations of Tenant, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Tenant or Tenant is joined in any such action or actions. Any part payment or performance by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor. At the option of Landlord, Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant in connection with or based upon the Lease or any security therefor. Recovery may be had against Guarantor in such action or proceeding without any requirement that Landlord first assert, prosecute or exhaust any remedy or claim against Tenant. Without limiting the foregoing, Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Tenant may default in performance under the Lease. Notwithstanding any such payments or performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Tenant in performance under the Lease.

     4. RIGHTS AND REMEDIES. Landlord may, at its election, exercise any right or remedy it may have against Tenant or any security now or hereafter held by Landlord, without affecting or impairing in any way the liability of Guarantor hereunder, except to extent the Obligations may thereby be paid or satisfied. Guarantor waives any defense arising out of the






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absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any security, whether resulting from any election by Landlord or otherwise. Guarantor waives any defense arising by reason of any disability of Tenant or by reason of the insolvency or bankruptcy of Tenant as more fully described in paragraph 5 below. Guarantor waives any set-off, defense or counterclaim which Tenant or Guarantor may have or claim to have against Landlord, with the exception of those set-offs, defenses or counterclaims which Tenant may have under the Lease.
Until all Obligations have been paid and performed in full, Guarantor shall not have any right of subrogation and Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant. Guarantor waives all rights and any other benefit of or right to participate in any security now or hereafter held by Landlord. Guarantor waives all presentment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, notices of acceptance of this Guaranty and diligence.

     5. INSOLVENCY. In the event that Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such petition is filed against Tenant, and in any such proceeding any or all of the Obligations are terminated, rejected, abrogated or modified, Guarantor agrees that Guarantor's liability under this Guaranty shall not thereby be modified or diminished, and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment or performance by Tenant or Guarantor must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or any Guarantor, or otherwise, as though such payment had not been made.

     6. RENEWAL AND EXTENSION. Guarantor authorizes Landlord, without notice to, demand of, or consent from Guarantor, and without affecting the liability of Guarantor to Landlord under this Guaranty, from time to time to amend or modify any provision of the Lease or extend or renew the term thereof or otherwise change the provisions of the Lease to take and hold security for the Obligations and exchange, enforce, waive, surrender, modify, change, renew, continue, compromise or release in whole or in part any such security to apply such security and direct the order or manner of sale thereof as Landlord in its sole discretion may determine, to release or substitute, in whole or in part, Tenant or Guarantor, to consent to any assignment by Tenant and to settle or compromise any of the Obligations, shall be and remain bound under this Guaranty notwithstanding Landlord's taking any of the foregoing actions.

     7. DUTY TO KEEP INFORMED. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's nonperformance under the Lease which diligent inquiry would reveal and agrees that Landlord has no duty to advise the Guarantor of such information known to Landlord regarding such conditions or circumstances.

     8. ASSIGNMENT. Guarantor shall not assign its rights or delegate its obligations or any part of either thereof hereunder voluntarily or by operation of law without in each case obtaining Landlord's prior written consent, and any purported assignment or delegation without such consent shall be null and void. Consent by Landlord to any such assignment or delegation shall not relieve Guarantor or any of the obligations or liabilities hereunder unless the consent so states. No such consent shall constitute consent to any other or subsequent such assignment or delegation. Landlord may assign or delegate all or any part of its rights and duties hereunder, without notice to any Guarantor, upon assignment by Landlord of its rights under the Lease, and any such transferee of Landlord shall have the same rights as Landlord under the terms of this Guaranty as if such transferee were named herein in addition to or in the place of Landlord. This Guaranty shall be binding against the undersigned and each and all of their legal representatives, successors and assigns.

     9. ATTORNEYS' FEES. Guarantor agrees to pay all attorney's fees, costs, and expenses (including both prejudgment and post judgment) which may be incurred by Landlord in the enforcement of this Guaranty.

     10. ENFORCEABILITY. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions hereof shall not be affected.



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     11. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado excluding any choice of law rules which would direct the application of the laws of another jurisdiction.

     12. NOTICES. Any notices or other communication shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if hand delivered; (b) one (1) day after delivery to any overnight courier service, fee paid; or (c) three (3) days after deposit with the United States Postal Service as registered or certified mail, postage prepaid, return receipt requested and in each case addressed as follows:

Landlord:              High Pointe I Development Group LLC
                       c/o Lankford & Associates, Inc.
                       4275 Executive Square, Suite 328
                       La Jolla, California 92037
                       Attn: Mr. Robert V. Lankford

Guarantor (duplicate   Hallmark Entertainment, Inc.
originals to):         1325 Avenue of the Americas, Suite 2100
                       New York, New York 10019,
                       Attn: Chief Financial Officer

                       and

                       Hallmark Entertainment, Inc.
                       2405 Grand Avenue, Suite 200
                       Kansas City, Missouri 64108
                       Attn: Corporate Real Estate Director

with a copy to:        Hallmark Entertainment Network, Inc.
                       Suite 400
                       6430 South Fiddlers Green Circle
                       Englewood, Colorado 80111

     13. FINANCIAL STATEMENTS. Guarantor acknowledges that prior to its execution of this Guaranty, it has delivered to Landlord current financial statements of Guarantor dated as of December 31, 1997, as audited by Arthur Andersen LLP and set forth in its Report dated January 17, 1998, and Guarantor hereby represents and warrants that such financial statements are true and correct in all material respects, and that there are no events or circumstances that have occurred subsequent to the date of such financial statements which would have a material adverse effect on the financial condition of Guarantor.

     14. HEADINGS. The headings hereof are for convenience only and are not intended to affect the meaning or interpretation of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty the 1st day of June, 1998, to be effective as of the date first above written.



                                       HALLMARK ENTERTAINMENT, INC., a
                                       Delaware corporation

                                       By: /s/ WILLIAM J. ALIBER
                                          -------------------------------
                                       Name:
                                       Its: Vice President



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